As filed with the Securities and Exchange Commission on May 5, 2015

Registration No. 333-202602

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8090	20-8046599
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

700 North Brand Blvd., Suite 220

Glendale, California 91203

(818) 396-8050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Warren Hosseinion, M.D.

Chief Executive Officer

Apollo Medical Holdings, Inc.

700 North Brand Blvd., Suite 220

Glendale, California 91203

(818) 396-8050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

P. Rupert Russell, Esq.	Leslie Marlow, Esq.
Shartsis Friese LLP	Hank Gracin, Esq.
One Maritime Plaza, 18th Floor	Gracin & Marlow, LLP
San Francisco, California 94111	The Chrysler Building
(415) 421-6500	405 Lexington Avenue, 26th Floor
New York, New York 10174
(212) 907-6457

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.001 par value (2)(3)	$17,250,000	$2,005
Warrants to purchase shares of Common Stock (4)	-	-
Common Stock issuable upon exercise of Warrants (2)(3)	10,781,250	1,253
Representative’s Warrants (4)	-	-
Shares of Common Stock underlying Representative's Warrants (2)(5)	$937,500	$109
Total	$28,968,750	$3,367	(6)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Includes additional shares of common stock of the Company which may be sold pursuant to an option granted to the underwriters in an amount equal to 15% of the shares sold in this Offering solely to cover over-allotments.

(4)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended. The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price per share. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of the representative’s warrants is $937,500, which is equal to 125% of $750,000 (5% of $15,000,000).

(6)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 ("Amendment No. 2") to the Registration Statement on Form S-1 of Apollo Medical Holdings, Inc., (the "Registration Statement") is being filed in connection with filing Exhibits 1.1, 4.11, 4.12, 5.1 and 5.2 to the Registration Statement. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions.

All amounts shown are estimates except for the SEC registration fee, and the FINRA filing fee.

Amount to be paid
Approximate SEC registration fee		$3,367
FINRA filing fee		$3,229
NASDAQ Listing fee		—
Transfer agent fees		$—
Accounting fees and expenses		$—
Legal fees and expenses		$—
Miscellaneous (including EDGAR filing fees)		$—
Software	$

Total		$—

Item 14. Indemnification of Officers and Directors

Our Certificate of Incorporation provides for broad indemnification of our officers, members of the Board of Directors, and members of any committee of the Board of Directors to the fullest extent permitted by the Delaware General Corporation Law, as it presently exists or may be amended in the future from time to time. Article X of our Certificate of Incorporation states:

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

(a)           Liability to the Corporation or its Stockholders . To the fullest extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment to, modification of, nor repeal of this Article, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article, shall (i) eliminate, or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, modification, repeal or adoption of an inconsistent provision or (ii) eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, modification, repeal or adoption. If the Delaware General Corporation law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation or its stockholders shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

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(b)           Indemnification and Insurance .

(i)           Right to Indemnification . Each person who was or is a party or is made a party, threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, a member of any committee of the Corporation’s Board of Directors, or an officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, committee member, officer or representative or in any other capacity while serving as a director, committee member, officer or representative, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a director, committee member, officer or representative and shall inure to the benefit of his or her heirs, executors and administrators. Such right shall be a contract right and shall include, except as otherwise provided in this Article X, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement”); provided, however, if the Delaware General Corporation Law requires, such advancement shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified under this Article or otherwise; and provided, further, however, that the Corporation may, but is not obligated with respect to any officer under this Article X, nor shall any officer have any right or entitlement under this Article X, to any advancement with respect to an action brought directly by the Corporation against such officer for malfeasance, defalcation, fraud or other willful misconduct in connection with, or in contravention of, such officer’s duties. Unless otherwise required by law, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article X shall be on the Corporation. Notwithstanding anything to the contrary in this Article X and except as provided in Section (b)(ii) of this Article X with respect to proceedings to enforce rights to indemnification, the Corporation shall not be required by this Article X to indemnify any indemnitee against expenses incurred in connection with a proceeding (or part thereof) initiated by such indemnitee unless the initiation of the proceeding (or part thereof) was approved by the Board of Directors.

(ii)          Payment of Indemnitee Claims; Burden of Proof . If a claim under this Article X is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful, in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the undertaking, if any is required, has been tendered to the Corporation) that the indemnitee has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee had not met the applicable standard of conduct.

(iii)         Non-Exclusivity of Rights. The rights conferred by this Article X shall not be exclusive of any other right which indemnitees may have or hereafter acquire under bylaw, agreement, vote of directors or stockholders or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such indemnitee.

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(iv)         Effect of Amendments. Any amendment, modification or repeal of this Article X that adversely affects the right of an indemnitee or his or her successors shall be prospective only and shall not limit or eliminate such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, modification or repeal.

(vi)         Insurance. The Corporation may maintain insurance, at its expense, to protect itself or any indemnitee whether or not the Corporation would have the power or obligation to indemnify such person against such expense, liability or loss under this Article or the Delaware General Corporation Law.

(vii)        Other Indemnification. This Article X shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and advance expenses to indemnitees or persons other than indemnitees when and as authorized by the Board of Directors.

Additionally, in connection with each of the members of our Board of Directors executing a director agreement, we additionally have each director execute an indemnification agreement, each of which broadly indemnifies each director and provides for advancement of costs. These provisions, and the provisions of Article X of our Certificate of Incorporation, may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act, in which case such provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Underwriting Agreement (Exhibit 1.1 hereto) provides for indemnification of our directors and officers by the underwriters against certain liabilities.

Item 15. Recent Sales of Unregistered Securities

During the past three years, ApolloMed and its affiliates issued unregistered securities as outlined below in reverse chronological order. Unless specifically noted below, each such security issuance was effected pursuant to Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering. Each recipient of our securities had adequate access to information about us through such person’s relationship with us or through information provided to such person. We did not pay or give, directly or indirectly, any commission or other remuneration in connection with any of the issuances of securities listed below. In addition, the certificates, if any, issued representing the securities in the transactions listed below had a restrictive legend permitting the transfer thereof only in compliance with applicable securities laws.

On February 20, 2015, in connection with professional services provided to the Company, the Company issued warrants to purchase up to 10,000 shares of the Company’s common stock at an exercise price of $9.00 per share.

On February 17, 2015, in connection with the execution of a Management Services Agreement with a hospitalist group in the San Francisco Bay area and a Consulting Agreement with the head of that group, the consultant was issued fully vested options to purchase 25,000 shares of common stock of the Company at an exercise price of $10.00 per share.

On January 12, 2015, in connection with services provided to the Company, an employee was issued options to purchase 4,000 shares of common stock of the Company, which options have an exercise price of $10.00 and vest evenly over 2 years.

On December 13, 2014, in connection with services provided to the Company, the Company issued to various physicians and consultants options to purchase 10,000 shares of common stock of the Company, which options have an exercise price of $10.00 and vest evenly and monthly over a three year period.

On December 1, 2014, in connection with services provided to the Company, an employee was issued options to purchase 6,000 shares of common stock of the Company, which options have an exercise price of $10.00 and vest evenly over 3 years.

On November 23, 2014, in connection with services provided to the Company, the Company issued options to purchase 10,000 shares of common stock of the Company to an employee, which options have an exercise price of $10.00. The options vest in equal increments of 2,500 on February 28, 2015, May 31, 2015, August 31, 2015 and November 30, 2015.

On October 14, 2014, in connection with services provided to the Company, an employee was issued options to purchase 6,000 shares of common stock of the Company, which options have an exercise price of $10.00 and vest evenly and monthly over a one year period.

On October 14, 2014, in connection with services provided to the Company, an employee was issued options to purchase 1,500 shares of common stock of the Company, which options have an exercise price of $10.00 and vest evenly and monthly over a three year period.

On July 31, 2014, in connection with services provided to the Company, an employee was issued options to purchase 4,000 shares of common stock of the Company, which options have an exercise price of $10.00 and vest evenly over 3 years.

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On July 21, 2014, in connection with the acquisition of Southern California Heart Centers, the selling shareholders were issued warrants to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $10.00 per share.

On July 10, 2014, in connection with his service as an executive officer and member of the Board of Directors of the Company, the Company issued options to purchase 20,000 shares of common stock of the Company to Dr. Warren Hosseinion, which options have an exercise price of $10.00 and vest evenly and monthly over a three year period.

On July 10, 2014, in connection with his service as a member of the Board of Directors of the Company, the Company issued options to purchase 20,000 shares of common stock of the Company to Mr. Gary Augusta, which options have an exercise price of $10.00 and vest evenly and monthly over a three year period.

On July 10, 2014, in connection with his service as an adviser to the Company and his service to affiliates of the Company, the Company issued options to purchase 10,000 shares of common stock to Dr. Adrian Vazquez, which options have an exercise price of $10.00 and vest evenly and monthly over a three year period.

On June 27, 2014, the Company and Bridgewater Healthcare Group, LLC, an entity affiliated with Mr. Creem entered into a consulting agreement, effective as of May 20, 2014, pursuant to which, during each month such consulting agreement is effective, Bridgewater Healthcare Group, LLC receives a fully vested option to purchase 500 shares of the Company’s common stock, at an exercise price equal to $10.00 per share, which total 5,500 options to date.

On June 1, 2014, in connection with services provided to the Company, an employee was issued options to purchase 40,000 shares of common stock of the Company, which options have an exercise price of $9.00 and vest evenly over 3 years.

On March 28, 2014, the Company entered into an equity and debt investment for up to $12.0 million with NNA, pursuant to which the Company sold NNA 200,000 shares of the Company’s common stock at a purchase price of $10.00 per share. In connection with NNA’s purchase of the common stock, the Company issued NNA a Common Stock Purchase Warrant, pursuant to which NNA has the right to purchase up to 100,000 shares of Company common stock at an initial exercise price of $10.00 per share, subject to adjustment as provided therein. The Company also issued NNA a Convertible Note, dated March 28, 2014 in the amount of $2,000,000 (the “NNA Convertible Note”), which was funded on July 30, 2014. The outstanding principal on and accrued interest under the NNA Convertible Note, if any, is convertible at NNA’s option into shares of the Company’s common stock at an initial conversion price of $10.00 per share, subject to adjustment as provided in the NNA Convertible Note. In connection with NNA’s purchase of the NNA Convertible Note, the Company issued NNA a Common Stock Purchase Warrant, pursuant to which NNA has the right to purchase up to 100,000 shares of Company common stock at an initial exercise price of $10.00 per share, subject to adjustment as provided therein.

In addition, on March 28, 2014, in connection with NNA’s extension of loans, the Company issued NNA (i) a Common Stock Purchase Warrant, pursuant to which NNA has the right to purchase up to 100,000 shares of Company common stock at an initial exercise price of $10.00 per share, subject to adjustment as provided therein and (ii) a Common Stock Purchase Warrant, pursuant to which NNA has the right to purchase up to 200,000 shares of Company common stock at an initial exercise price of $20.00 per share, subject to adjustment as provided therein.

Each of the warrants issued to NNA is exercisable on or after March 28, 2017 and expires on March 28, 2021.

On or around February 21, 2014, the Company entered into a settlement and release with each of the holders of 8% Notes pursuant to which the Company issued 18,208 shares of the Company’s common stock in exchange for the termination of the 8% Notes.

On January 21, 2014, in connection with professional services provided to the Company, the Company issued 6,250 shares of common stock to a consulting firm.

On December 20, 2013, the Company entered into a Form of Settlement Agreement and Release with holders of 10% Notes, pursuant to which, the Company issued such holders a total of 881,236 shares of the Company’s common stock.

On October 22, 2013, in connection with consulting services provided to the Company, Mr. Mark Meyers was issued options to purchase 6,000 shares of common stock of the Company, which fully vested December 1, 2013, at an exercise price of $4.00 per share.

On October 1, 2013, in connection with consulting services provided to the Company, a consultant was issued fully vested options to purchase 6,000 shares of common stock of the Company at an exercise price of $5.40 per share.

On September 13, 2013, in connection with professional services provided to the Company, the Company issued 6,250 shares of common stock to a consulting firm.

On July 31, 2013, in connection with services provided to the Company, the Company issued 8,000 shares of common stock to Syndicated Capital, Inc.

On July 24, 2013, the Company issued senior subordinated convertible 9% Notes to a family trust, such 9% Notes can convert into shares of common stock of the Company at any time upon the election of the trust at a conversion rate for the principal and unpaid interest of $4.00 per common share.

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On June 30, 2013 the Company issued 30,000 shares of common stock to Mr. Augusta for consulting services and 6,250 shares of common stock to a consulting firm for professional services.

On June 30, 2013, in connection with services provided to the Company, a physician was issued options to purchase 130,000 shares of common stock of the Company, all of which vested immediately except for the options to purchase 33,333 shares, which fully vested December 1, 2013, with an exercise price of $0.01 per share.

On June 30, 2013, in connection with services provided to the Company, a physician was issued options to purchase 50,000 shares of common stock of the Company, all of which vested immediately except for the options to purchase 16,700 shares, which fully vested September 1, 2013, with an exercise price of $0.10 per share.

On June 30, 2013, in connection with services provided to the Company, a physician was issued options to purchase 6,300 shares of common stock of the Company at an exercise price of $3.00 per share. The Company subsequently cancelled the options to purchase 2,100 of such shares of common stock.

On May 22, 2013, in consideration of his appointment to the Company’s Board of Directors, Mr. David G. Schmidt was issued options to purchase 40,000 shares of common stock of the Company for his Board of Directors service, which options vest evenly over 3 years, at an exercise price of $5.20.

On May 21, 2013, in connection with consulting services provided to the Company, the Company issued 30,000 shares of common stock to Kanehoe Advisors, LLC, an entity affiliated with Mr. Kyle Francis.

On May 21, 2013, in connection with consulting services provided to the Company, a physician was issued options to purchase 12,500 shares of common stock of the Company at an exercise price of $5.00 per share. The Company subsequently cancelled such options issuance.

On April 30, 2013, in connection with consulting services provided to the Company, the Company issued 10,000 shares of common stock to SpaGus Apollo, LLC, an entity affiliated with Mr. Augusta.

On April 30, 2013, in connection with consulting services provided to the Company, the consultant was issued fully vested options to purchase 10,000 shares of common stock at an exercise price of $4.00 per share. The Company subsequently cancelled such unexercised options.

On March 13, 2013 the Company issued senior subordinated convertible 9% Notes to a third party, such 9% Notes can convert into shares of common stock of the Company at any time upon the election of such note holder at a conversion rate for the principal and unpaid interest of $4.00 per common share.

In March 2013, the Company initiated a private placement at a price per share of $4.00, and the Company issued 157,500 shares of common stock to various accredited investors between March 2013 and August 2013.

On January 31, 2013 in connection with services provided to the Company, the Company issued an employee fully vested options to purchase 2,700 shares of common stock at an exercise price of $7.90 per share. The Company subsequently cancelled such options issuance.

On January 21, 2013, the Company issued a consulting firm 10,000 shares of common stock in connection with consulting services rendered to the Company.

On January 1, 2013 the Company issued senior subordinated convertible 9% Notes to various third parties, such 9% Notes can convert into shares of common stock of the Company at any time upon the election of such note holder at a conversion rate for the principal and unpaid interest of $4.00 per common share.

On December 31, 2012, in connection with services provided to the Company, the Company issued 6,667 shares of common stock to an employee.

On December 21, 2012, the Company issued senior subordinated convertible 9% Notes to various third parties, such 9% Notes can convert into shares of common stock of the Company at any time upon the election of such note holder at a conversion rate for the principal and unpaid interest of $4.00 per common share.

On December 14, 2012, a physician exercised his 7,500 options and was issued 7,500 shares of common stock of the Company.

From November 30, 2012 through July 31, 2013, in connection with consulting services provided to the Company, the Company issued a consulting firm 40,000 shares of common stock of the Company.

On October 29, 2012, in connection with various modifications of the terms of its subordinated convertible 10% Notes that were outstanding at that time, the Company agreed to issue to each note holder one share of common stock of the Company for the price of $4.50 per share for each $2.50 of par value of notes owned, which was the equivalent of 4 shares for each $100 of par value of such notes owned.

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On October 22, 2012, in consideration of his appointment to the Company’s Board of Directors, Mr. Creem was issued 50,000 restricted shares of the Company’s common stock for his Board of Directors service. These restricted shares vest on a monthly basis evenly over a 3 year period.

On October 17, 2012, in consideration of his appointment to the Company’s Board of Directors, Mr. Meyers was issued 40,000 restricted shares of the Company’s common stock for his Board of Directors service. These restricted shares vest on a monthly basis evenly over a 3 year period.

On October 8, 2012, in connection with the Company entering into a consulting agreement with Mr. Meyers, the Company issued Mr. Meyers fully vested options to acquire 5,000 shares per month for a total of 60,000 options of the Company’s common stock with an exercise price of $2.10 per share.

On September 15, 2012, in connection with services provided to the Company, an employee was issued 20,000 restricted shares of the Company’s common stock. These restricted shares vested one third on September 15, 2012, one third on December 31, 2012 and the remaining third on September 15, 2013.

On September 15, 2012, in connection with services provided to the Company, a physician was issued options to purchase 30,000 shares of common stock of the Company at an exercise price of $2.10 per share. The Company subsequently cancelled such options issuance.

On September 15, 2012, in connection with services provided to the Company, an employee was issued options to purchase 7,500 shares of common stock of the Company at an exercise price of $2.10 per share. The Company subsequently cancelled such options issuance.

On September 15, 2012, in connection with services provided to the Company, a physician was issued options to purchase 25,000 shares of common stock of the Company at an exercise price of $2.10 per share. The Company subsequently cancelled such options issuance.

On September 15, 2012, in connection with services provided to the Company, a physician was issued options to purchase 100,000 shares of common stock of the Company, vesting evenly over a 3 year period, with an exercise price of $2.10 per share. Such options issuance was subsequently cancelled by reacquisition.

On September 15, 2012, in connection with services provided to the Company, two physicians were each issued options to purchase 7,500 shares of common stock of the Company, vesting immediately, at an exercise price of $2.10 per share.

On September 15, 2012, in connection with consulting services provided to the Company, a consultant and a physician were issued options to purchase 100,000 shares and 30,000 shares, respectively, of common stock of the Company, vesting evenly over a 3 year period, with an exercise price of $2.10 per share.

On September 15, 2012, in connection with his service as an executive officer and member of the Board of Directors, the Company issued Dr. Hosseinion 100,000 shares of common stock.

On September 15, 2012, in consideration for services to the Company, the Company issued an employee 6,667 shares of common stock.

On September 15, 2012, in consideration for consulting services to the Company, the Company issued a consulting firm 20,000 shares of common stock.

On September 15, 2012, in consideration for professional services rendered, the Company issued a consulting firm 5,000 shares of common stock.

On September 15, 2012, SpaGus Capital Partners, LLC was issued 10,000 shares of common stock in consideration for a loan.

On August 16, 2012 and on September 1, 2012, the Company issued Kanehoe Advisors, LLC 35,000 shares of common stock, for a total of 70,000 shares of the Company’s common stock.

On August 1, 2012, in consideration for services to the Company, the Company issued Dr. Eli Hendel 120,000 shares of common stock.

On March 7, 2012, in consideration of his appointment to the Company’s Board of Directors, Mr. Augusta was issued 40,000 restricted shares of the Company's common stock. The shares will vest monthly at a rate of 1/36 per month over a three year time period.

As of March 7, 2012, SpaGus Capital Partners, LLC was issued 21,600 shares of common stock in consideration for a loan.

On February 15, 2012, in connection with his service to the Company as a director and Chairman, Mr. Edward Schreck received 100,000 options. These options vest evenly over a 3 year period and have an exercise price of $1.45.

On January 1, 2012, in consideration for Mr. Suresh Nihalani’s service to the Company’s Board of Directors, he received 40,000 shares of common stock, which are held by The Shining Star Trust, a trust of which Mr. Nihalani is a trustee and a beneficiary.

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On December 1, 2011, in consideration with Mr. Augusta’s service as a consultant to the Company, he received 10,000 shares of common stock per month over the term of his consulting agreement through June 2012, totaling 70,000 shares of common stock issued in connection with such consulting agreement.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Index of Exhibits on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which is hereby incorporated by reference.

(b) Financial Statement Schedules.

All other schedules have been omitted because they are either inapplicable or the required information has been given in the consolidated financial statements or the notes thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)(B)(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(i) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act the registrant has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Glendale, California on May 4, 2015.

APOLLO MEDICAL HOLDINGS, INC.

By:	/s/ Warren Hosseinion
Warren Hosseinion
Chief Executive Officer

APOLLO MEDICAL HOLDINGS, INC.

By:	/s/ Mitchell Creem
Mitchell Creem
Chief Financial Officer

Pursuant to the requirements of the Securities Act this Amendment No. 2 has been signed below by the following persons in the capacities indicated on May 4, 2015.

Signature	Title	Date

/s/ WARREN HOSSEINION	Chief Executive Officer, Director	May 4, 2015
Warren Hosseinion

*	Executive Chairman, Director	May 4, 2015
Gary Augusta

/s/ MITCHELL CREEM	Chief Financial Officer and Principal	May 4, 2015
Mitchell Creem	Financial and Accounting Officer,
Director

*	Director	May 4, 2015
Lance Jon Kimmel

*	Director	May 4, 2015
Suresh Nihalani

*	Director	May 4, 2015
David Schmidt

*	Director	May 4, 2015
Ted Schreck

*By: /s/ WARREN HOSSEINION

Warren Hosseinion, as Attorney-in-Fact

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Exhibit No.	Description
1.1+	Form of Underwriting Agreement.
2.1	Stock Purchase Agreement dated July 21, 2014 by and between SCHC Acquisition, A Medical Corporation, the Shareholders of Southern California Heart Centers, A Medical Corporation and Southern California Heart Centers, A Medical Corporation (filed as an exhibit to a Quarterly Report on Form 10-Q on August 14, 2014, and incorporated herein by reference).
3.1	Restated Certificate of Incorporation (filed as an exhibit to a Current Report on Form 8-K on January 21, 2015, and incorporated herein by reference).
3.2	Certificate of Amendment to Restated Certificate of Incorporation (filed as an exhibit to a Current Report on Form 8-K on April 27, 2015, and incorporated herein by reference).
3.3	Restated Bylaws (filed as an exhibit to a Current Report on Form 8-K on January 21, 2015, and incorporated herein by reference).
4.1	Form of Investor Warrant, dated October 16, 2009, for the purchase of 2,500 shares of common stock (filed as an exhibit to an Annual Report on Form 10-K/A on March 28, 2012, and incorporated herein by reference).
4.2	Form of Investor Warrant, dated October 29, 2012, for the purchase of common stock (filed as an exhibit to a Quarterly Report on Form 10-Q on December 17, 2012 and incorporated herein by reference).
4.3	Form of Amendment to October 16, 2009 Warrant to Purchase Shares of Common Stock, dated October 29, 2012 (filed as an exhibit to a Quarterly Report on Form 10-Q on December 17, 2012 and incorporated herein by reference).
4.4	Form of 9% Senior Subordinated Callable Convertible Note, dated January 31, 2013 (filed as an exhibit to an Annual Report on Form 10-K on May 1, 2013 and incorporated herein by reference).
4.5	Form of Investor Warrant for purchase of 3,750 shares of common stock, dated January 31, 2013 (filed as an exhibit to an Annual Report on Form 10-K on May 1, 2013, and incorporated herein by reference).
4.6	Convertible Note, issued by Apollo Medical Holdings, Inc. to NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
4.7	Common Stock Purchase Warrant to purchase 100,000 shares, issued by Apollo Medical Holdings, Inc. to NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
4.8	Common Stock Purchase Warrant to purchase 200,000 shares, issued by Apollo Medical Holdings, Inc. to NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
4.9	Common Stock Purchase Warrant to purchase 100,000 shares, issued by Apollo Medical Holdings, Inc. to NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
4.10	Common Stock Purchase Warrant to purchase 100,000 shares, issued by Apollo Medical Holdings, Inc. to NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
4.11+	Form of Underwriter Warrant
4.12+	Form of Warrant to Purchase Common Stock
5.1+	Opinion of Shartsis Friese LLP
5.2+	Opinion of Seward & Kissel LLP
10.1	Agreement and Plan of Merger among Siclone Industries, Inc. and Apollo Acquisition Co., Inc. and Apollo Medical Management, Inc. (filed as an exhibit to a Current Report on Form 8-K on June 19, 2008 and incorporated herein by reference).
10.2	2010 Equity Incentive Plan (filed as Appendix A to Schedule 14C Information Statement filed on August 17, 2010 and incorporated herein by reference).
10.3	Board of Directors Agreement dated March 22, 2012, by and between Apollo Medical Holdings, Inc. and Suresh Nihalani (filed as an exhibit to an Annual Report on Form 10-K/A on March 28, 2012, and incorporated herein by reference).
10.4	2013 Equity Incentive Plan of Apollo Medical Holdings, Inc. dated April 30, 2013 (filed as an exhibit to an Annual Report on Form 10-K on May 8, 2014, and incorporated herein by reference).

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10.5	Board of Directors Agreement dated May 22, 2013 by and between Apollo Medical Holdings, Inc., and David Schmidt (filed as an exhibit to an Annual Report on Form 10-K on May 8, 2014, and incorporated herein by reference).
10.6	Board of Directors Agreement dated October 17, 2012 by and between Apollo Medical Holdings, Inc., and Mark Meyers (filed as an exhibit to an Annual Report on Form 10-K on May 8, 2014, and incorporated herein by reference).
10.7	Intercompany Revolving Loan Agreement, dated February 1, 2013, by and between Apollo Medical Management, Inc. and Maverick Medical Group, Inc. (filed as an exhibit to a Quarterly Report on Form 10-Q on June 14, 2013, and incorporated herein by reference).
10.8	Intercompany Revolving Loan Agreement, dated July 31, 2013 by and between Apollo Medical Management, Inc. and ApolloMed Care Clinic (filed as an exhibit to a Quarterly Report on Form 10-Q on September 16, 2013, and incorporated herein by reference).
10.9	Consulting and Representation Agreement between Flacane Advisors, Inc. and Apollo Medical Holdings, Inc., dated January 15, 2015 (filed as an exhibit to a Current Report on Form 8-K on January 21, 2015, and incorporated herein by reference).
10.10	Intercompany Revolving Loan Agreement dated as of September 30, 2013, between Apollo Medical Management, Inc. and ApolloMed Hospitalists, a Medical Corporation (filed as an exhibit to a Quarterly Report on Form 10-Q on December 20, 2013, and incorporated herein by reference).
10.11	Form of Settlement Agreement and Release, between Apollo Medical Holdings, Inc. and each of the Holders listed on Exhibit A to the First Amendment, effective December 20, 2013 (filed as an exhibit to a Current Report on Form 8-K on December 24, 2013, and incorporated herein by reference).
10.12	Credit Agreement, between Apollo Medical Holdings, Inc. and NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
10.13	Investment Agreement, between Apollo Medical Holdings, Inc. and NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
10.14	Collateral Assignment of Physician Shareholder Agreement and Management Agreement, between Apollo Medical Holdings, Inc., Apollo Medical Management, Inc., and NNA of Nevada, Inc., dated March 28, 2014 (acknowledged by ApolloMed Care Clinic, and Warren Hosseinion, M.D.) (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
10.15	Collateral Assignment of Physician Shareholder Agreement and Management Agreement, between Apollo Medical Holdings, Inc., Apollo Medical Management, Inc., and NNA of Nevada, Inc., dated March 28, 2014 (acknowledged by Maverick Medical Group Inc. and Warren Hosseinion, M.D.) (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
10.16	Collateral Assignment of Physician Shareholder Agreement and Management Agreement, between Apollo Medical Holdings, Inc., Apollo Medical Management, Inc., and NNA of Nevada, Inc., dated March 28, 2014 (acknowledged by ApolloMed Hospitalists and Warren Hosseinion, M.D.) (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
10.17	Shareholders Agreement, between Apollo Medical Holdings, Inc., Warren Hosseinion, M.D., Adrian Vazquez, M.D., and NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
10.18	Registration Rights Agreement, between Apollo Medical Holdings, Inc. and NNA of Nevada, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K on March 31, 2014, and incorporated herein by reference).
10.19	Employment Agreement, between Apollo Medical Management, Inc. and Warren Hosseinion, M.D., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.20	Employment Agreement, between Apollo Medical Management, Inc. and Adrian Vazquez, M.D., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.21	Hospitalist Participation Service Agreement, between ApolloMed Hospitalists and Warren Hosseinion, M.D., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.22	Hospitalist Participation Service Agreement, between ApolloMed Hospitalists and Adrian Vazquez, M.D., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.23	Stock Option Agreement, between Warren Hosseinion, M.D. and Apollo Medical Holdings, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).

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10.24	Stock Option Agreement, between Adrian Vazquez, M.D. and Apollo Medical Holdings, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.25	Amended and Restated Management Services Agreement, between Apollo Medical Management, Inc. and ApolloMed Care Clinic, dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.26	Amended and Restated Management Services Agreement, between Apollo Medical Management, Inc. and Maverick Medical Group Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.27	Amended and Restated Management Services Agreement, between Apollo Medical Management, Inc. and ApolloMed Hospitalists, dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.28	Physician Shareholder Agreement, granted and delivered by Warren Hosseinion, M.D., in favor of Apollo Medical Management, Inc. and Apollo Medical Holdings, Inc., for the account of ApolloMed Care Clinic, dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.29	Physician Shareholder Agreement, granted and delivered by Warren Hosseinion, M.D., in favor of Apollo Medical Management, Inc. and Apollo Medical Holdings, Inc., for the account of Maverick Medical Group, Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.30	Physician Shareholder Agreement, granted and delivered by Warren Hosseinion, M.D., in favor of Apollo Medical Management, Inc. and Apollo Medical Holdings, Inc., for the account of ApolloMed Hospitalists, dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.31	Amendment No. 1 to Intercompany Revolving Loan Agreement, between Apollo Medical Management, Inc. and ApolloMed Care Clinic, dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.32	Amendment No. 1 to Intercompany Revolving Loan Agreement, between Apollo Medical Management, Inc. and Maverick Medical Group Inc., dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.33	Amendment No. 1 to Intercompany Revolving Loan Agreement, between Apollo Medical Management, Inc. and ApolloMed Hospitalists, dated March 28, 2014 (filed as an exhibit to a Current Report on Form 8-K/A on April 3, 2014, and incorporated herein by reference).
10.34	Board of Directors Agreement dated March 7, 2012 by and between Apollo Medical Holdings, Inc., and Gary Augusta (filed as an exhibit to an Annual Report on Form 10-K on May 8, 2014, and incorporated herein by reference).
10.35	Board of Directors Agreement dated February 15, 2012 by and between Apollo Medical Holdings, Inc., and Ted Schreck (filed as an exhibit to an Annual Report on Form 10-K on May 8, 2014, and incorporated herein by reference).
10.36	Board of Directors Agreement dated October 22, 2012 by and between Apollo Medical Holdings, Inc., and Mitchell R. Creem (filed as an exhibit to an Annual Report on Form 10-K on May 8, 2014, and incorporated herein by reference).
10.37	Consulting Agreement as of May 20, 2014 by and among Apollo Medical Holdings, Inc. and Bridgewater Healthcare Group, LLC (filed as an exhibit to a Current Report on Form 8-K/A on July 3, 2014, and incorporated by reference herein)
10.38	Board of Directors Agreement dated May 22, 2013 by and between Apollo Medical Holdings, Inc., and Warren Hosseinion, M.D. (filed as an exhibit to a Current Report on Form 8-K on September 16, 2014, and incorporated by reference herein)
10.39	Contribution Agreement, dated as of October 27, 2014, by and between Dr. Sandeep Kapoor, M.D, Marine Metspakyan and Apollo Palliative Services LLC (filed as an exhibit to a Current Report on Form 8-K on October 31, 2014, and incorporated herein by reference).

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10.40	Contribution Agreement, dated as of October 27, 2014, by and between Rob Mikitarian and Apollo Palliative Services LLC (filed as an exhibit to a Current Report on Form 8-K on October 31, 2014, and incorporated herein by reference).
10.41	Membership Interest Purchase Agreement, entered into as of October 27, 2014, by and among Apollo Palliative Services LLC, Apollo Medical Holdings, Inc., Dr. Sandeep Kapoor, M.D., Marine Metspakyan and Best Choice Hospice Care, LLC (filed as an exhibit to a Current Report on Form 8-K on October 31, 2014, and incorporated herein by reference).
10.42	Stock Purchase Agreement entered into as of October 27, 2014, by and among Apollo Palliative Services LLC, Rob Mikitarian and Holistic Care Home Health Agency, Inc. (filed as an exhibit to a Current Report on Form 8-K on October 31, 2014, and incorporated herein by reference).
10.43	Second Amendment to Lease Agreement dated October 14, 2014 by and among Apollo Medical Holdings, Inc. and EOP-700 North Brand, LLC (filed as an exhibit on Quarterly Report on Form 10-Q on November 14, 2014, and incorporated herein by reference).
10.44	Lease Agreement, dated July 22, 2014, by and between Numen, LLC and Apollo Medical Management, Inc. (filed as an exhibit to a Current Report on Form 8-K/A on December 8, 2014, and incorporated herein by reference).
10.45	First Amendment and Acknowledgement, dated as of February 6, 2015, among Apollo Medical Holdings, Inc., NNA of Nevada, Inc., Warren Hosseinion, M.D. and Adrian Vazquez, M.D. (filed as an exhibit to a Current Report on Form 8-K on February 10, 2015, and incorporated herein by reference).
10.46	Board of Directors Agreement dated April 9, 2015 by and between Apollo Medical Holdings, Inc., and Lance Jon Kimmel (filed as an exhibit to a Current Report on Form 8-K on April 13, 2015, and incorporated herein by reference).
16.1	Letter re change in certifying accountant (filed as an exhibit to a Current Report on Form 8-K on May 15, 2014, and incorporated by reference herein)
21.1#	Subsidiaries of Apollo Medical Holdings, Inc.
23.1#	Consent of Kabani & Company, Inc.
23.2#	Consent of Macias Gini & O’Connell LLP
23.3+	Consent of Shartsis Friese LLP (included in Exhibit 5.1)
23.4+	Consent of Seward & Kissel LLP (included in Exhibit 5.2)
24.1#	Power of Attorney (see signature page)
+	Filed herewith.
#	Filed previously.

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